UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

SPARTON CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

425 N. Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (847) 762-5800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 1, 2019, Sparton Corporation (“Sparton”) held a special meeting of shareholders at 10:00 a.m., Central time, at 425 North Martingale Road, Suite 1000, Schaumburg, Illinois 60173 (the “Special Meeting”) to consider and vote upon the following matters: (i) a proposal to adopt the Agreement and Plan of Merger, dated as of December 11, 2018 (the “Merger Agreement”), by and among Sparton, Sparton Parent, Inc. (formerly known as Striker Parent 2018, LLC) (“Parent”), and Striker Merger Sub 2018, Inc. (“Merger Sub”), which provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Sparton (the “Merger”), so that Sparton will be the surviving corporation in the Merger and a wholly owned subsidiary of Parent (the “Merger Proposal”); (ii) a proposal to approve, on a non-binding advisory basis, the compensation that certain executive officers of Sparton may receive in connection with the Merger pursuant to agreements or arrangements with Sparton (the “Compensation Proposal”); and (iii) a proposal to approve one or more adjournments of the Special Meeting, if necessary or advisable, including adjournments to permit further solicitation of proxies in favor of adoption of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

At the Special Meeting, a quorum was present and Sparton’s shareholders approved the Merger Proposal and the Compensation Proposal by the affirmative vote of the number of shares of Sparton common stock required to approve such proposals. Although sufficient votes were received for the Adjournment Proposal, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or advisable.

The results of the Sparton shareholder vote taken at the Special Meeting, by proposal, were as follows:

Proposal 1 – Merger Proposal

For	Against	Abstentions	Broker Non-Votes
7,092,612	236,913	25,462	0

Proposal 2 – Compensation Proposal

For	Against	Abstentions	Broker Non-Votes
6,634,485	437,380	283,122	0

Item 8.01 Other Events.

In connection with the Special Meeting disclosed under Item 5.07 of this report, on March 1, 2019, Sparton issued a press release announcing that, at the Special Meeting, the Sparton shareholders voted to approve the Merger Proposal. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Date: March 1, 2019	By:	/s/ JOSEPH J. HARTNETT
	Name:	Joseph J. Hartnett
	Title:	Interim President and Chief Executive Officer